Exhibit 3.2
SECOND AMENDED AND RESTATED
REGULATIONS
OF
BRAVO BRIO RESTAURANT GROUP, INC.

ARTICLE I.
SHAREHOLDERS
     Section 1. Annual Meetings. The annual meeting of the shareholders of Bravo Brio Restaurant Group, Inc. (the “Corporation”) for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting shall be held on such date, and at such time and place, if any, within or without the State of Ohio as may be designated from time to time by the Board of Directors of the Corporation (the “Board”).
     Section 2. Special Meetings. Subject to the rights of the holders of any class or series of preferred shares of the Corporation, special meetings of the shareholders of the Corporation may be called only by the directors by action at a meeting, or a majority of the directors acting without a meeting, the Chairman of the Board (the “Chairman”), the President or Chief Executive Officer of the Corporation or upon the written request of holders of not less than fifty percent (50%) of the combined voting power of all shares of the Corporation outstanding and entitled to vote thereat.
     Section 3. Notice of Meetings. Except as otherwise provided by law, the articles of incorporation of the Corporation as in effect from time to time (the “Articles”) or these Second Amended and Restated Regulations (these “Regulations”), notice of the time, place (if any) and purpose or purposes of the meeting of shareholders, and the means, if any, by which shareholders can be present and vote at the meeting through the use of communications equipment, shall be given in writing not more than sixty (60), nor less than seven (7), days previous thereto, to each shareholder of record entitled to vote at the meeting at such address as appears on the records of the Corporation.
     Section 4. Quorum. The holders of a majority in voting power of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided herein, by law or by the Articles; but if at any meeting of shareholders there shall be less than a quorum present, the chairman of the meeting or the holders of a majority of the voting shares represented at the meeting may, to the extent permitted by law, adjourn the meeting from time to time without further notice other than announcement at the meeting of the date, time and place, if any, of the adjourned meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. Notwithstanding the foregoing, where a separate vote by a class or series or classes or series of shares is required, a majority of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter.
     Section 5. Organization. The Chairman, or in the Chairman’s absence or at the Chairman’s direction, the Chief Executive Officer of the Corporation, or in the Chief Executive Officer’s absence or at the Chief Executive Officer’s direction, any officer of the Corporation shall call all meetings of the shareholders to order and shall act as chairman of any such meetings. The Secretary of the Corporation or, in such officer’s absence, an Assistant Secretary of the Corporation shall act as secretary of the meeting. If neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall appoint a secretary of the meeting. Unless otherwise determined by the Board prior to the meeting, the chairman of the meeting shall determine the order of business and shall have the authority in his or her sole discretion to regulate the conduct of any such meeting, including, without limitation, convening the meeting and adjourning the meeting (whether or not a quorum is present), imposing restrictions on the persons (other than shareholders of record of the Corporation or their duly appointed proxies) who may attend any such meeting, whether any shareholder or shareholder’s proxy may be excluded from any meeting of shareholders based upon any determination by the chairman of the meeting, in his or her sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, and the circumstances in which any person may make a statement or ask questions at any meeting of shareholders.
     Section 6. Order of Business. At all annual meetings of shareholders, the order of business shall be determined by the chairman of the meeting.
     Section 7. Voting. At all meetings of shareholders, any shareholder entitled to vote thereat shall be entitled to vote in person or by proxy, but no proxy shall be voted after eleven (11) months from its date, unless such proxy provides for a longer period. Without limiting the manner in which a shareholder may authorize another person or persons to act for the shareholder as proxy pursuant to the Revised Code of the State of Ohio (the “Code”), the following shall constitute a valid means by which a shareholder may grant such authority: (1) a shareholder may execute a writing authorizing another person or persons to act for the shareholder as proxy, and execution of the writing may be accomplished by the shareholder or the shareholder’s duly authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature; or (2) a shareholder may authorize another person or persons to act for the shareholder as proxy by transmitting or authorizing the transmission of a facsimile, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such facsimile or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the facsimile or other electronic transmission was authorized by the shareholder. If it is determined that such facsimile or other electronic transmission is valid, the inspector or inspectors of election or, if there are no such inspectors, such other persons making that determination shall specify the information upon which they relied. To the extent permitted by law, a duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. To the extent permitted by law, a proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the share itself or an interest in the Corporation generally. Without affecting any vote previously taken, a shareholder may revoke any proxy which is not irrevocable by attending the meeting and revoking the proxy in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary of the Corporation.
     Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to the preceding paragraph of this Section 7 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.
     Proxies, and written revocations of proxies, shall be filed with the secretary of the meeting prior to or at the commencement of the meeting to which they relate.
     Section 8. Vote of Shareholders. When a quorum is present at any meeting of shareholders, the affirmative vote of the holders of a majority of the shares present and entitled to vote thereat shall decide any question brought before such meeting, unless the question is one upon which by express provision of the Articles, these Regulations or the Code a different vote is required, in which case such express provision shall govern and control the decision of such question. Notwithstanding the foregoing, where a separate vote by a class or series or classes or series of shares is required and a quorum is present at any meeting of shareholders, the affirmative vote of a majority of the shares present and entitled to vote thereat by the holders of shares of such class or series or classes or series shall be the act of such class or series or classes or series, unless the question is one upon which by express provision of the Articles, these Regulations or the Code a different vote is required, in which case such express provision shall govern and control the decision of such question.
     Section 9. Action Without a Meeting. Any action that may be authorized or taken at a meeting of the shareholders may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all the shareholders who would be entitled to notice of a meeting of the shareholders held for such purpose, which writing or writings shall be filed with or entered upon the records of the Corporation.
     Section 10. Fixed Record Date. In order that the Corporation may determine the shareholders (a) entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or (b) entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any subscription for, or change, conversion or exchange of, shares or other securities or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date (i) in the case of clause (a) above, shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting and (ii) in the case of clause (b) above, shall not be more than sixty (60) days prior to the date fixed for the taking of such action. If for any reason the Board shall not have fixed a record date for any such purpose, the record date for such purpose shall be determined as provided by law. Only those shareholders of record on the date so fixed or determined shall be entitled to any of the foregoing rights, notwithstanding the transfer of any such shares on the books of the Corporation after any such record date so fixed or determined.

     Section 11. Shareholder Voting List. The officer who has charge of the share ledger of the Corporation shall prepare and make available at least ten (10) days before every meeting of shareholders a complete list of the shareholders entitled to vote at the meeting showing the address of each shareholder (including the electronic mail address or other electronic contact information of each shareholder who has authorized the Corporation to deliver notices of shareholder meetings by any means other than mail) and the number and class of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting; or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to shareholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder or proxyholder who is present. If the meeting is to be held solely by means of communication equipment, then the list shall also be open to the examination of any shareholder or proxyholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.
     Section 12. Inspectors of Election. The Board, in advance of all meetings of shareholders, shall appoint one or more inspectors of election, who may be employees or agents of the Corporation or shareholders or their proxies, but not directors of the Corporation or candidates for office. In the event that the Board fails to so appoint one or more inspectors of election or, in the event that one or more inspectors of election previously designated by the Board fails to appear or act at the meeting of shareholders, the chairman of the meeting may, and at the request of any shareholder or proxyholder shall, appoint one or more inspectors of election to fill such vacancy or vacancies. Inspectors of election appointed to act at any meeting of shareholders, before entering upon the discharge of their duties, shall take and sign an oath to faithfully execute the duties of inspector of election with strict impartiality and according to the best of their ability and the oath so taken shall be subscribed by them. Inspectors of election shall, subject to the power of the chairman of the meeting to open and close the polls and in accordance with the authority granted to them under the Code, take charge of the polls, and, after the voting, shall make a certificate of the result of the vote taken.
     Section 13. Shareholder Nominations for Election to Board and Proposal of Business to be Considered. (A) Annual Meetings of Shareholders. (1) Nominations of persons for election to the Board and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto) delivered pursuant to Article I, Section 3 of these Regulations, (b) by or at the direction of the Board or the Chairman or (c) by any shareholder of the Corporation who is entitled to vote on such election or such business at the meeting, who complied with the notice procedures set forth in subparagraphs (2) and (3) of this paragraph (A) of this Section 13 and who was a shareholder of record at the time such notice is delivered to the Secretary of the Corporation and at the time of such meeting.
     (2) For nominations or other business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation, and, in the case of business other than nominations, such other business must be a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty (20) days, or delayed by more than seventy (70) days, from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made; and provided further, that for purposes of the application of Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or any successor provision), the date for notice specified in this paragraph (A)(2) shall be the earlier of the date calculated as hereinbefore provided or the date specified in paragraph (c)(1) of Rule 14a-4 promulgated under the Exchange Act. For purposes of the first annual meeting of shareholders of the Corporation held after 2010, the anniversary date of the prior year’s annual meeting shall be deemed to be May 15, 2011.
     Such shareholder’s notice shall set forth: (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Regulations, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner, (iii) a representation that the shareholder intends to appear in person or by proxy at the meeting to propose such business or nomination, (iv) a representation whether the shareholder or the beneficial owner intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (B) otherwise to solicit proxies from shareholders in support of such proposal or nomination, and (v) a description of any and all arrangements or understandings between such shareholder and such beneficial owner. The foregoing notice requirements of this Section 13 shall be deemed satisfied by a shareholder if the shareholder has notified the Corporation of his or her intention to present a proposal or nomination at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such shareholder’s proposal or nomination has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.
     (3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 13 to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Corporation at least eighty (80) days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section 13 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth (10) day following the day on which a public announcement of such increase is first made by the Corporation; provided that, if no such announcement is made by the Corporation at least ten (10) days before the meeting, then no such notice shall be required.
     (B) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been properly brought before the meeting in accordance with the procedures set forth in Article I, Section 3 of these Regulations. Nominations of persons for election to the Board may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board or (b) by any shareholder of the Corporation who (i) is entitled to vote on such election at the meeting, (ii) complies with the notice procedures set forth in this Section 13 and (iii) is a shareholder of record at the time such notice is delivered to the Secretary of the Corporation and at the time of such meeting. Nominations by shareholders of persons for election to the Board may be made at such a special meeting of shareholders if the shareholder’s notice as required by paragraph (A)(2) of this Section 13 shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.
     (C) General. (1) Only persons who are nominated in accordance with the procedures set forth in this Section 13 shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 13. Except as otherwise provided by law, the Articles or these Regulations, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 13 and, if any proposed nomination or business is not in compliance with this Section 13, to declare that such defective nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 13, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders to present a nomination or any proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 13, to be considered a “qualified representative” of the shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders.
     (2) For purposes of this Section 13, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed or furnished by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

     (3) For purposes of this Section 13, no adjournment or postponement or notice of adjournment or postponement of any meeting shall be deemed to constitute a new notice of such meeting for purposes of this Section 13, and in order for any notification required to be delivered by a shareholder pursuant to this Section 13 to be timely, such notification must be delivered within the periods set forth above with respect to the originally scheduled meeting.
     (4) Notwithstanding the foregoing provisions of this Section 13, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 13. Nothing in this Section 13 shall (a) be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 promulgated under the Exchange Act or (b) apply to or limit the right, if any, of the holders of any series of Preferred Shares (as defined in the Articles) to elect directors pursuant to any applicable provisions of the Articles.
     Section 14. Postponement and Cancellation of Meetings. Any previously scheduled annual or special meeting of shareholders may be postponed, and any previously scheduled annual or special meeting of shareholders called by the Board may be canceled, by resolution of the Board upon public announcement given at any time prior to the time previously scheduled for such meeting of shareholders.
ARTICLE II.
BOARD OF DIRECTORS
     Section 1. Election, Number and Quorum. The Board shall consist, subject to applicable provisions of the Code and the Articles, of such number of directors as shall from time to time be fixed exclusively by resolution adopted by the affirmative vote of a majority of the Board. Directors shall (except as hereinafter provided for the filling of vacancies and newly created directorships or as otherwise required by law) be elected by the holders of a plurality of the votes cast by the holders of shares present in person or represented by proxy at a meeting of shareholders and entitled to vote on the election of such directors. A majority of the total number of directors then in office shall constitute a quorum for the transaction of business. Except as otherwise provided by law, these Regulations or the Articles, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board. Directors need not be shareholders of the Corporation. If a quorum shall not be present at any meeting of the Board, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting of the date, time and place, if any, of the adjourned meeting, until a quorum shall be present.
     Section 2. Classes and Terms of Directors. The directors shall be divided into such classes and serve such terms as provided in the Articles.
     Section 3. Resignation and Removal. Any director may resign at any time upon delivery of written notice of such resignation, signed by such director, to the Board, the Chairman or the Chief Executive Officer of the Corporation. Such resignation shall take effect at the time specified therein, or if no time is specified, at the time of its receipt. Any director may be removed at any time, but only for cause upon the affirmative vote of the holders of a majority of the voting power of the Corporation entitled to vote generally in the election of directors at any meeting of the shareholders, including meetings called expressly for that purpose, and at which a quorum of shareholders is present. In the case of any removal pursuant to the previous sentence, a new director may be elected at the same meeting for the unexpired term of each director removed, and the failure to elect a director to fill the unexpired term of any director removed shall create a vacancy on the Board. Except as may otherwise be provided by law, cause for removal shall exist only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal, has failed to attend twelve consecutive meetings of the board of directors, or has been adjudged by a court of competent jurisdiction to be liable for negligence or misconduct in the performance of his duty to the Corporation in a matter of substantial importance to the Corporation, and such adjudication is no longer subject to direct appeal.
     Section 4. Newly Created Directorships and Vacancies. Subject to the Articles, unless otherwise required by law, any newly created directorship on the Board that results from an increase in the number of directors and any vacancy occurring in the Board shall be filled only by the affirmative vote of a majority of the directors then in office, or by a sole remaining director, regardless of whether such vote represents a majority of the whole authorized number of directors. Each director so chosen shall hold office for the remainder of the unexpired term and until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as herein provided. No decrease in the number of authorized directors constituting the whole Board shall of itself shorten the term of any incumbent director.
     Section 5. Meetings. Meetings of the Board shall be held at such place, if any, within or without the State of Ohio as may from time to time be fixed by resolution of the Board or as may be specified in the notice of any meeting. Regular meetings of the Board shall be held at such times as may from time to time be fixed by resolution of the Board. Special meetings of the Board may be held at any time upon the call of the Chairman, any two directors or the President, any Vice President or the Chief Executive Officer of the Corporation, by oral or written notice, including by personal delivery, mail, telegram, cablegram, overnight delivery service, voice messaging systems, telegraph, telex or transmission of a telecopy, e-mail or any other means of electronic transmission or communication authorized by the director, duly served on or sent and delivered to each director at such director’s address, e-mail address or telephone or telecopy number as shown on the books of the Corporation not less than two (2) days before the meeting. The notice of any meeting need not specify the purposes thereof. Notice need not be given of regular meetings of the Board. Notice of any meeting need not be given to any director who shall attend such meeting (except when the director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business thereat because the meeting was not lawfully called or convened), or who shall waive notice thereof, before or after such meeting, in writing (including by electronic transmission).
     Section 6. Election of Directors by Holders of Preferred Shares. Notwithstanding the foregoing provisions of this Article II, whenever the holders of any one or more series of Preferred Shares issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of shareholders, the election, term of office, removal, and other features of such directorships shall be governed by the terms of the Articles applicable thereto. Except as otherwise expressly provided in the terms of such series as set forth in the Articles, the number of directors that may be so elected by the holders of any such series of Preferred Shares shall be elected for terms expiring at the next annual meeting of shareholders, and vacancies among directors so elected by the separate vote of the holders of any such series of Preferred Shares shall be filled by the affirmative vote of a majority of the remaining directors elected by such series or, if there are no such remaining directors, by the holders of such series in the same manner in which the holders of such series initially elected a director.
     Section 7. Election Absent Quorum. If at any meeting for the election of directors (i) the Corporation has outstanding more than one class of shares, (ii) one or more such classes or series thereof are entitled to vote separately as a class to elect directors and (iii) there shall be a quorum of only one such class or series of shares, that class or series of shares having a quorum present at the meeting shall be entitled to elect its quota of directors notwithstanding the absence of a quorum of the other class or series of shares.
     Section 8. Committees. The Board may from time to time establish one or more committees of the Board to serve at the pleasure of the Board, which committee or committees shall be comprised of such members of the Board and have such duties as the Board shall from time to time determine. Any director may belong to any number of committees of the Board. The Board may also establish such other committees with such members (whether or not directors) and with such duties as the Board may from time to time determine. The Board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Unless otherwise provided in the Articles, these Regulations or the resolution of the Board designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.
     Section 9. Action Without a Meeting. Unless otherwise restricted by the Articles or these Regulations, any action that may be authorized or taken at any meeting of the Board or of any committee thereof may be authorized or taken without a meeting, by the affirmative vote or approval of, and in a writing or writings signed by, all of the members of the Board or committee, as the case may be, which writing or writings shall be filed with or entered upon the records of the Corporation.
     Section 10. Meetings Via Telephone or Other Communications Equipment. The members of the Board or any committee thereof may participate in a meeting of such Board or committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 10 and in accordance with applicable provisions of the Code shall constitute presence in person at such a meeting.
     Section 11. Rules of Procedure for Committees. Each committee of the Board may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by the resolution of the Board designating such committee or the charter adopted by the Board for such committee. In the absence of such rules, each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article II of these Regulations.
     Section 12. Director Compensation. Directors, as such, may receive, pursuant to a resolution of the Board approved by the affirmative vote of a majority of the directors in office, and irrespective of any financial or personal interest of any of them, reimbursement of expenses, fixed fees and other reasonable compensation for their services as directors and as members of committees of the Board.

     Section 13. Chairman of Meeting. Meetings of the Board shall be presided over by the Chairman, if any, or in his or her absence by the Vice Chairman of the Board, if any, or in his or her absence by the Chief Executive Officer or the President of the Corporation, if any, or in their absence by a chairman chosen by the directors at the meeting. The Secretary of the Corporation shall act as secretary of meetings of the Board, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.
     Section 14. Reliance on Reports. A director shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements, including financial statements and other financial data, presented to the Corporation by (i) any of the Corporation’s officers, directors or employees who the director reasonably believes are reliable and competent in the matters prepared or presented, (ii) a committee of the Board upon which the director does not serve as to matters within its designated authority, which committee the director reasonably believes to merit confidence, or (iii) by counsel, public accountants or any other person as to matters the director reasonably believes are within such person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.
ARTICLE III.
OFFICERS
     Section 1. Election. The Board, at its next meeting following each annual meeting of the shareholders, shall elect officers of the Corporation, including a President, Chief Executive Officer, Secretary and Treasurer. The Board may also from time to time elect such other officers (including one or more Vice Presidents, Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers) as it may deem proper or may delegate to any elected officer of the Corporation the power to appoint and remove any such other officers and to prescribe their respective terms of office, authorities and duties. Any Vice President may be designated Executive, Senior or Corporate, or may be given such other designation or combination of designations as the Board or the Chief Executive Officer of the Corporation may determine. Any two (2) or more offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, these Regulations or the Articles to be executed, acknowledged or verified by two or more officers. The Board may also elect or appoint a Chairman or Vice-Chairman of the Board, who may or may not also be an officer of the Corporation. The Board may elect or appoint co-Chairmen of the Board, co-Vice Chairmen of the Board, co-Presidents or co-Chief Executive Officers and, in such case, references in these Regulations to the Chairman of the Board, the President or the Chief Executive Officer shall refer to either such co-Chairman of the Board, co-President or co-Chief Executive Officer, as the case may be.
     Section 2. Term of Office and Removal. All officers of the Corporation elected by the Board shall hold office for such terms as may be determined by the Board and until their respective successors are chosen and qualified, or until their earlier death, resignation or removal from office. Any officer may be removed from office at any time either with or without cause by the affirmative vote of a majority of the members of the Board then in office, or, in the case of appointed officers, by any elected officer upon whom such power of removal shall have been conferred by the Board. Designation of an officer shall not itself create contract rights.

     Section 3. Powers and Duties. Each of the officers of the Corporation elected by the Board or appointed by an officer in accordance with these Regulations shall have the powers and duties prescribed by law, these Regulations, the Board and, in the case of appointed officers, the powers and duties prescribed by the appointing officer and, unless otherwise prescribed by these Regulations or by the Board or such appointing officer, shall have such further powers and duties as ordinarily pertain to that office. The Chief Executive Officer of the Corporation shall have authority over the general direction of the affairs of the Corporation, including, without limitation, the authority to appoint such non-elected officers and agents as the Chief Executive Officer deems advisable or appropriate in connection therewith.
     Section 4. Delegation of Powers and Duties. Unless otherwise provided in these Regulations, in the absence or disability of any officer of the Corporation, the Board may, during such period, delegate such officer’s powers and duties to any other officer of the Corporation or to any other person, and the person to whom such powers and duties are delegated shall, for the time being, hold such office.
     Section 5. Compensation. The compensation of the officers of the Corporation for their services as such shall be fixed from time to time by the Board or any duly authorized committee thereof; provided, however, that, except to the extent otherwise required by applicable law or the rules and regulations of any stock exchange or quotation system applicable to the Corporation, the Board or any duly authorized committee thereof may by resolution delegate to the Chief Executive Officer of the Corporation the power to fix compensation of non-elected officers and agents appointed by the Chief Executive Officer. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that such officer is also a director of the Corporation, but any such officer who shall also be a director of the Corporation shall not have any vote in the determination of such officer’s compensation.
ARTICLE IV.
INDEMNIFICATION
     Section 1. Right to Indemnification. The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to, or is or was involved or is threatened to be involved (as a deponent, witness or otherwise) in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrative, administrative or investigative (including, without limitation, any threatened, pending or completed action, suit or proceeding by or in the right of the Corporation) (hereinafter a “Proceeding”), by reason of the fact that such person is or was a director or officer of the Corporation (hereinafter an “Indemnitee”), against all expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees, expert witnesses’ fees and transcript costs) (hereinafter “Expenses”), judgments, fines, excise taxes assessed with respect to an employee benefit plan, penalties and amounts paid in settlement (such judgments, fines, excise taxes, penalties and amounts paid in settlement are hereinafter referred to as “Liabilities”) actually and reasonably incurred by the Indemnitee in connection with any Proceeding, unless and only to the extent that it is determined, as provided in Section 4 of this Article IV, that any such indemnification should be denied or limited. Notwithstanding the foregoing, except as to claims to enforce rights conferred on an Indemnitee by this Article IV that may be brought, initiated or otherwise asserted by the Indemnitee pursuant to Section 7 of this Article IV, the Corporation shall not be required by this Section 1 to indemnify an Indemnitee in connection with any claim (including, without limitation, any original claim, counterclaim, cross-claim or third-party claim) in a Proceeding, which claim is brought, initiated or otherwise asserted by the

Indemnitee, unless the bringing, initiation or assertion of the claim in the Proceeding by the Indemnitee was authorized or ratified by the Board.
     Section 2. Court-Approved Indemnification. Anything contained in Section 1 of this Article IV to the contrary notwithstanding, the Corporation shall not indemnify an Indemnitee (A) in such Indemnitee’s capacity as a director or officer of the Corporation in respect of any claim, issue or matter asserted in a Proceeding by or in the right of the Corporation as to which the Indemnitee shall have been adjudged to be liable to the Corporation for an act or omission undertaken by such Indemnitee in such capacity with deliberate intent to cause injury to the Corporation or with reckless disregard for the best interests of the Corporation or (B) in any Proceeding by or in the right of the Corporation in which the only liability is asserted pursuant to Section 1701.95 of the Ohio Revised Code against the Indemnitee, unless and only to the extent that the court of common pleas in the county in Ohio in which the principal office of the Corporation is located or the court in which a Proceeding is brought (each, a “Designated Court”) shall determine, upon application of either the Indemnitee or the Corporation, that, despite the adjudication or assertion of such liability, and in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to such indemnity as the Designated Court shall deem proper. In the event of any such determination by the Designated Court, the Corporation shall timely pay any indemnification determined by the Designated Court to be proper as contemplated by this Section 2.
     Section 3. Indemnification for Expenses When Successful on the Merits or Otherwise.
     (A) Anything contained in this Article IV to the contrary notwithstanding, to the extent that an Indemnitee has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue or matter asserted therein, the Indemnitee shall be promptly indemnified by the Corporation against all Expenses actually and reasonably incurred by Indemnitee in connection therewith.
     (B) Without limiting the generality of the foregoing, an Indemnitee claiming indemnification under this Section 3 shall be deemed to have been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue or matter asserted therein, if such Proceeding shall be terminated as to such Indemnitee, with or without prejudice, without the entry of a judgment or order against the Indemnitee, without a conviction of the Indemnitee, without the imposition of a fine or penalty upon the Indemnitee, and without the Indemnitee’s payment or agreement to pay any other Liability (whether or not any such termination is based upon a judicial or other determination of lack of merit of the claims made against the Indemnitee or otherwise results in a vindication of the Indemnitee).
     Section 4. Determination.
     (A) Any indemnification covered by Section 1 of this Article IV and that is not precluded by Section 2 of this Article IV shall be timely paid by the Corporation unless and only to the extent that a determination is made that such indemnification shall be denied or limited because (i) the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, the Indemnitee had reasonable cause to believe that such Indemnitee’s conduct was unlawful, or (ii) the Indemnitee did not actually or reasonably incur an Expense or Liability to be indemnified.

     (B) Any indemnification covered by Section 3 of this Article IV shall be timely paid by the Corporation unless and only to the extent that a determination is made that such indemnification shall be denied or limited because the Indemnitee did not actually or reasonably incur the Expense to be indemnified.
     (C) Each determination required or permitted by this Section 4 may be made only by a Designated Court.
     Section 5. Presumptions. Upon making any request for indemnification under this Article IV, the Indemnitee shall be presumed to be entitled to indemnification under this Article IV, and the Corporation shall have the burden of proof in the making of any determination contrary to such presumption by clear and convincing evidence. Without limiting the generality of the foregoing, for purposes of this Article IV, it shall be presumed that (A) the Indemnitee acted in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, (B) with respect to any criminal Proceeding, the Indemnitee had no reasonable cause to believe that such Indemnitee’s conduct was unlawful and (C) each Liability and Expense for which indemnification is claimed was actually and reasonably incurred by the Indemnitee. The termination of any Proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut any such presumption.
     Section 6. Advances for Expenses. The Expenses incurred by an Indemnitee in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding at the request of the Indemnitee within thirty days after the receipt by the Corporation of a written statement or statements from the Indemnitee requesting such advance or advances from time to time. Such statement or statements shall reasonably evidence the Expenses incurred by the Indemnitee in connection with the defense of the Proceeding and shall include or be accompanied by a written undertaking by or on behalf of such Indemnitee to repay such amount if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation in respect of such Expense.
     Section 7. Right of Indemnitee to Bring Suit. If (A) a claim for indemnification under this Article IV is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation or (B) a claim for advancement of Expenses under Section 6 of this Article IV is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the Indemnitee shall be entitled to be indemnified for all the Expenses actually and reasonably incurred by the Indemnitee in prosecuting such claim in enforcing the Indemnitee’s rights under this Article IV.
     Section 8. Article IV Not Exclusive. The indemnification provided by this Article IV shall not be exclusive of, and shall be in addition to, any other rights to which any person seeking indemnification may be entitled under the Articles, the Regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, trustee, partner, member or manager and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 9. Insurance. The Corporation may purchase and maintain insurance, or furnish similar protection, including but not limited to trust funds, letters of credit, or self-insurance, for or on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, partner, member, manager or agent of another Corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the obligation or the power to indemnify such person against such liability under the provisions of this Article IV. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.
     Section 10. Venue; Jurisdiction.
     (A) Any action, suit or proceeding to determine a right to indemnification under this Article IV may be maintained by an Indemnitee claiming such indemnification or by the Corporation only in a Designated Court. Each of the Corporation and, by claiming or accepting such indemnification, any such Indemnitee consents to the exercise of jurisdiction by a Designated Court in any such action, suit or proceeding.
     (B) Any action, suit or proceeding to determine (i) the obligation of an Indemnitee under this Article IV to repay any Expenses previously advanced by the Corporation or (ii) the obligation of the Corporation under this Article IV to advance any Expenses may be maintained by the Corporation or by such Indemnitee only in a Designated Court. Each of the Corporation and, by claiming or accepting such advancements, any such Indemnitee consents to the exercise of jurisdiction by a Designated Court in any such action, suit or proceeding.
ARTICLE V.
CORPORATE BOOKS
     The books and records of the Corporation shall be kept inside or outside of the State of Ohio at such place or places as the Board may from time to time determine.
ARTICLE VI.
CHECKS, NOTES, PROXIES, ETC.
     All checks and drafts on the Corporation’s bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers or agent or agents as shall be authorized from time to time by the Board or such officer or officers who may be delegated such authority. Proxies to vote and consents with respect to securities of other corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the Chief Executive Officer of the Corporation or by such officers as the Chief Executive Officer or the Board may from time to time determine.
ARTICLE VII.
CAPITAL STOCK

     Section 1. Uncertificated Shares. Except as otherwise provided in a resolution approved by the Board, all shares of capital stock of the Corporation issued after the date hereof shall be uncertificated shares. In the event that the Board elects to provide in a resolution that certificates shall be issued to represent any shares of capital stock of the Corporation, holders of such shares (and upon request every holder of uncertificated shares) shall be entitled to have a certificate signed by, or in the name of, the Corporation, by (i) the Chairman or the President or a Vice President of the Corporation and (ii) the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of the Corporation, representing the number of shares registered in certificate form. Such certificate shall be in such form as the Board may determine, to the extent consistent with applicable law, the Articles and these Regulations.
     Section 2. Signatures; Facsimile. When the certificate referred to in Section 1 of this Article VII is countersigned by an incorporated transfer agent or registrar, the signature of any officer of the Corporation may be a facsimile, engraved or printed, to the extent permitted by law. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate nevertheless shall be effective in all respects when delivered.
     Section 3. Lost, Stolen or Destroyed Certificates. The Corporation may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon delivery to the Corporation of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Corporation may require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.
     Section 4. Transfer of Shares. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Within a reasonable time after the transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to the Code. Subject to the provisions of the Articles and these Regulations, the Board may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation.
     Section 5. Registered Shareholders. Prior to due surrender of a certificate for registration of transfer or delivery of a request to transfer uncertificated shares, the Corporation may treat the registered owner of the shares as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notices of meetings of shareholders and otherwise to exercise all the rights and powers of the owner of such shares, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interests. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so.

     Section 6. Transfer Agent and Registrar. The Board may appoint one or more transfer agents and one or more registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars.
ARTICLE VIII.
CORPORATE SEAL
     The Corporation may adopt and alter a corporate seal. If adopted, the corporate seal shall have inscribed thereon the name of the Corporation. In lieu of the corporate seal, when so authorized by the Board or a duly empowered committee thereof, a facsimile thereof may be impressed or affixed or reproduced. The failure to affix the corporate seal shall not affect the validity of any instrument.
ARTICLE IX.
AMENDMENTS
     These Regulations supersede and take the place of the heretofore existing Amended and Restated Regulations of the Corporation. These Regulations may be amended, altered, changed, added to or repealed in accordance with applicable provisions of the Code and in any of the following ways: (i) by the shareholders at a meeting held for that purpose, by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation, voting together as a single class; (ii) without a meeting, by the written consent of the holders of shares entitling them to exercise two-thirds of the voting power of the Corporation on such proposal; or (iii) unless a provision of the Code reserves such authority to the shareholders, by the directors, provided that no such amendment may divest shareholders of the power, or limit the shareholders’ power, to amend or repeal these Regulations.
ARTICLE X.
SEVERABILITY
     If any provision or provisions of these Regulations shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of these Regulations (including, without limitation, each portion of any Section or paragraph of these Regulations containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of these Regulations (including, without limitation, each such portion of any Section or paragraph of these Regulations containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

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